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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                 January 3, 2002


                              COMPUTER MOTION, INC.
             (Exact name of registrant as specified in its charter)

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
          Delaware                        000-22755                          77-0458805
(State or other jurisdiction       (Commission File Number)      (IRS Employer Identification No.)
     of incorporation)

130-B Cremona Drive, Goleta, California                                       93117
(Address of principal executive offices)                                    (Zip Code)
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       Registrant's telephone number, including area code: (805) 685-3729


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ITEM 5.  OTHER EVENTS

                  On March 30, 2001, Computer Motion, Inc. (the "Company") entered into an Equity Line Financing Agreement (the "Equity Line") with Societe Generale, a bank organized under the laws of France ("Societe Generale") under which the Company may issue and sell, from time to time, shares of its Common Stock for cash consideration up to an aggregate of $12 million. The Equity Line was amended and restated on September 20, 2001. All of the material documents entered into between the Company and Societe Generale in connection with the Equity Line were filed as exhibits to that certain registration statement on Form S-2 (File No. 333-65952) (the "Registration Statement") registering shares of the Company's Common Stock to be issued under the Equity Line. This Registration Statement was declared effective by the Securities and Exchange Commission on September 24, 2001, and for the two year period following this effective date, the Company may from time to time at its sole discretion, and subject to certain conditions precedent that the Company or its agents must satisfy, sell, or "draw down", shares of the Company's Common Stock to Societe Generale at an initial purchase price equal to 91% of the daily volume weighted average of the price of the Company's Common Stock for each day during the specified purchase period.

                  As originally drafted, the maximum draw down amount under the Equity Line was defined as the lesser of (i) $250,000 or (ii) 10% of the product of the daily volume weighted average of the Company's common stock multiplied by the average trading volume for the five trading days immediately preceding the applicable draw down date. However, both parties had originally intended that the result of this equation should be multiplied by 5. Thus, on January 7, 2002, the parties entered into Amendment No. 1 to the Amended and Restated Equity Line Financing Agreement ("Amendment No. 1") to correct this mistake and reflect the original intent of the parties. A copy of this Amendment No. 1 to the Equity Line is attached as an exhibit to this filing.

ITEM 7.  EXHIBITS

10 Amendment No. 1 to the Amended and Restated Equity Line financing Agreement, dated January 3, 2002, by and between Computer Motion and Societe Generale.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMPUTER MOTION, INC.

January 9, 2002                             /S/ Robert W. Duggan
                                            Robert W. Duggan
                                            Chairman and Chief Executive Officer


                                 EXHIBIT INDEX


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EXHIBIT                                                                         SEQUENTIAL PAGE
NUMBER                            DESCRIPTION                                        NUMBER
------                            -----------                                        ------
10       Amendment No. 1 to the Amended and Restated Equity Line financing       Electronically
         Agreement, dated January 3, 2002, by and between Computer Motion and        Filed
         Societe Generale.
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